UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 2, 2006 (January 26, 2006)
The Scotts Miracle-Gro Company

(Exact name of registrant as specified in its charter)

Ohio	1-13292	31-1414921

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
14111 Scottslawn Road, Marysville, Ohio 43041

(Address of principal executive offices) (Zip Code)
(937) 644-0011

(Registrant’s telephone number, including area code)
None

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
INDEX TO EXHIBITS
Exhibit 10.1
Exhibit 10.2
Exhibit 10.3
Exhibit 10.4

Item 1.01. Entry into a Material Definitive Agreement.
(1) The Scotts Miracle-Gro Company Discounted Stock Purchase Plan
At the Annual Meeting of Shareholders of The Scotts Miracle-Gro Company (the “Company”) held on January 26, 2006 (the “2006 Annual Meeting”), the amendment and restatement of The Scotts Miracle-Gro Company Discounted Stock Purchase Plan (the “Discounted Stock Purchase Plan”) was approved by the Company’s shareholders. The following description of the Discounted Stock Purchase Plan, as approved by the Company’s shareholders, is qualified in its entirety by reference to the actual terms of the Discounted Stock Purchase Plan, which is filed with this Current Report on Form 8-K as Exhibit 10.1. This amended and restated Discounted Stock Purchase Plan extends participation to non-U.S.-based employees of the Company and certain of its subsidiaries. The Discounted Stock Purchase Plan provides a means for employees of the Company and any subsidiary of the Company designated for participation in the Discounted Stock Purchase Plan to authorize payroll deductions on a voluntary basis to be used for the periodic purchase of common shares of the Company.
All employees participating in the Discounted Stock Purchase Plan have equal rights and privileges. Under the Discounted Stock Purchase Plan, eligible employees are able to purchase common shares at a price (the “Purchase Price”) equal to at least 90% of the fair market value of the common shares of the Company at the end of the applicable offering period.
The maximum number of common shares that may be purchased under the Discounted Stock Purchase Plan is 300,000 common shares (as adjusted for the 2-for-1 stock split of the Company’s common shares distributed on November 9, 2005), subject to adjustment for changes in the capitalization of the Company. Common shares purchased under the Discounted Stock Purchase Plan may be either authorized but unissued shares or treasury shares.
The Discounted Stock Purchase Plan is administered by a committee (the “DSPP Committee”) appointed by the Board of Directors of the Company (the “Board”). The DSPP Committee establishes the number of common shares that may be acquired during each offering period and administers procedures through which eligible employees may enroll in the Discounted Stock Purchase Plan. The Discounted Stock Purchase Plan provides that each offering period will consist of one calendar month, unless a different period is established by the DSPP Committee and announced to eligible employees before the beginning of the applicable offering period.
Any U.S.-based full-time or permanent part-time employee of the Company, or a designated subsidiary of the Company, who has reached age 18, is not a seasonal employee (as determined by the DSPP Committee), has been an employee for at least 15 days before the first day of the applicable offering period and agrees to comply with the terms of the Discounted Stock Purchase Plan is eligible to participate in the Discounted Stock Purchase Plan. Upon enrollment, a participant must elect the rate at which the participant will make payroll contributions for the purchase of common shares. Elections may be in an amount of not less than $10 (U.S. dollars) per offering period or more than $24,000 per fiscal year of the Company, unless the DSPP Committee specifies different minimum and/or maximum amounts at the beginning of the offering period. The contribution rate elected by a participant will continue in effect until modified by the participant.
A participant’s contributions are credited to the plan account maintained on the participant’s behalf. On the last day of each offering period, the value of each participant’s plan account will be divided by the Purchase Price established for that offering period. Each participant is deemed to have purchased the number of whole and fractional common shares produced by this calculation. As promptly as practicable after the end of each offering period, the Company delivers the common shares purchased by a participant during that offering period to the custodian for the Discounted Stock Purchase Plan for deposit into that participant’s custodial account.
Common shares acquired through the Discounted Stock Purchase Plan are held in a participant’s Custodial Account (and may not be sold) until the earlier of (1) the beginning of the offering period following the date the participant terminates employment with the Company and its subsidiaries, (2) 12 full calendar months beginning after the end of the offering period in which the common shares were purchased or (3) the date on which a change in control affecting the Company occurs. Upon any such event, all whole common shares and cash held in a participant’s custodial account will be made available to the participant under procedures developed by the custodian for the Discounted Stock Purchase Plan. Any fractional common shares that are to be withdrawn from a custodial account will be distributed in cash equal to the fair market value of the fractional common share on the termination date.
Participants are entitled to vote the number of whole and fractional common shares credited to their respective custodial accounts.
For additional information about the Discounted Stock Purchase Plan, please refer to “PROPOSAL NUMBER 2 - APPROVAL OF AMENDMENT AND RESTATEMENT OF THE SCOTTS MIRACLE-GRO COMPANY DISCOUNTED STOCK PURCHASE PLAN” on pages 36 through 41 of the Company’s Proxy Statement for the 2006 Annual Meeting, as filed with the Securities and Exchange Commission (the “SEC”) on December 20, 2005 (the “2006 Annual Meeting Proxy Statement”), which is incorporated herein by reference.
(2) The Scotts Miracle-Gro Company 2006 Long-Term Incentive Plan
At the Company’s 2006 Annual Meeting, The Scotts Miracle-Gro Company 2006 Long-Term Incentive Plan (the “2006 Plan”) was approved by the Company’s shareholders. The 2006 Plan authorizes the grant or award of (i) incentive stock options (“ISOs”) intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”); (ii) non-qualified stock options (“NSOs”); (iii) stock appreciation rights (“SARs”); (iv) restricted stock; (v) restricted stock units; (vi) performance shares; (vii) performance units; (viii) cash-based awards; and (ix) other stock-based awards not described by one of the foregoing awards (collectively, the “2006 Plan Awards”).
The 2006 Plan is intended to comply with Section 162(m) of the Internal Revenue Code with respect to 2006 Plan Awards granted to employees who are or who may become a “covered employee” as defined in Section 162(m). The following description of the 2006 Plan is qualified in its entirety by reference to the actual terms of the 2006 Plan, which is filed with this

Current Report on Form 8-K as Exhibit 10.2. For additional information about the 2006 Plan, please refer to “PROPOSAL NUMBER 3 - APPROVAL OF THE SCOTTS MIRACLE-GRO COMPANY 2006 LONG-TERM INCENTIVE PLAN” on pages 41 through 55 of the 2006 Annual Meeting Proxy Statement, which is incorporated herein by reference.
All employees, directors and third party service providers are eligible to participate in the 2006 Plan. For purposes of the 2006 Plan, an “employee” means any individual who performs services for and is designated as an employee of the Company, an “Affiliate” of the Company (as defined in the 2006 Plan) or a “Subsidiary” of the Company (as defined in the 2006 Plan) on the payroll records of the relevant entity; a “director” means any individual who is a member of the Company’s Board; and a “third party service provider” means any consultant, agent, advisor or independent contractor who renders services to the Company, a Subsidiary of the Company or an Affiliate of the Company, which services (a) are not in connection with the offer or sale of the Company’s securities in a capital raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.
Subject to certain adjustments as described in the 2006 Plan and under the caption “Adjustments” on page 51 of the 2006 Annual Meeting Proxy Statement, the maximum number of common shares of the Company available for grant to participants (the “Share Authorization”), will be 11,969,546. In addition to the overall Share Authorization under the 2006 Plan, (i) no more than 3,000,000 common shares may be subject to 2006 Plan Awards other than ISOs, NSOs or SARs, and which may be settled by issuance of common shares; (ii) no more than 6,000,000 common shares may be issued pursuant to ISOs granted under the 2006 Plan; and (iii) no more than 1,000,000 common shares may be subject to 2006 Plan Awards made to non-employee directors. Common shares available for issuance under the 2006 Plan may be authorized and unissued common shares or treasury shares.
The 2006 Plan is administered by the Compensation and Organization Committee of the Company’s Board. The Compensation and Organization Committee has the power in its discretion to interpret the terms and intent of the 2006 Plan, determine eligibility for 2006 Plan Awards granted to participants other than non-employee directors of the Company and take action as it deems necessary or proper for the administration of the 2006 Plan. The Compensation and Organization Committee has the authority to select 2006 Plan Award recipients (other than non-employee directors of the Company), establish 2006 Plan Award terms and conditions and grant 2006 Plan Awards as an alternative to or as the form of payment for grants or rights earned or due under compensation plans or arrangements of the Company or its Subsidiaries or Affiliates. The Board of the Company will determine all 2006 Plan Awards granted to non-employee directors of the Company.
In the event of a “change in control”, as described on page 49 of the 2006 Annual Meeting Proxy Statement, each option and SAR (other than options and SARs of non-employee directors of the Company) outstanding on the date of the change of control will be cancelled in exchange either for cash equal to the excess of the change in control price as defined below over the exercise price or grant price, as applicable, of the cancelled option or SAR or, in the discretion of the Compensation and Organization Committee, for whole common shares with a fair market value equal to the excess of the change in control price over the exercise price or grant price, as applicable, of the cancelled option or SAR plus cash equal to the value of any fractional common share.

The Compensation and Organization Committee (in the case of 2006 Plan Awards granted to participants other than non-employee directors of the Company) or the Company’s Board (in the case of 2006 Plan Awards granted to non-employee directors) may specify in an award agreement that the participant’s rights, payments and benefits with respect to an 2006 Plan Award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of the 2006 Plan Award. These events are described under the caption “Forfeiture Events” on page 50 of the 2006 Annual Meeting Proxy Statement.
On January 27, 2006, consistent with the automatic grants which had previously been made under the Prior Plans, non-employee directors of the Company received discretionary grants of NSOs to purchase 10,000 common shares at an exercise price equal to the $49.55 fair market value of the underlying common shares on the grant date. Non-employee directors who are members of one or more committees of the Board received NSOs to purchase an additional 1,000 common shares for each committee on which they serve. Additionally, non-employee directors who chair a committee received options to purchase an additional 2,000 common shares for each committee they chair. These NSOs will become exercisable on January 27, 2007 and remain exercisable until the earlier to occur of the tenth anniversary of the grant date or the first anniversary of the date of the non-employee director ceases to be a member of the Company’s Board. However, if the non-employee director ceases to be a member of the Board after having been convicted of, or pled guilty or nolo contendere to, a felony, his or her NSOs granted under the 2006 Plan will be cancelled on the date he or she ceases to be a director. If the non-employee director ceases to be a member of the Company’s Board after having retired after serving at least one full term, his or her NSOs will remain exercisable for a period of five years following retirement subject to the stated term of the NSOs.
The following non-employee directors of the Company were granted NSOs covering the number of common shares shown beside their respective names:

Number of Common
Shares Subject to NSOs
Name	Granted on 1/27/06
Mark A. Baker	14,000
Gordon F. Brunner	14,000
Arnold W. Donald	13,000
Joseph P. Flannery	12,000
Mindy F. Grossman	12,000
Katherine Hagedorn Littlefield	12,000
Karen G. Mills	14,000
Patrick J. Norton	11,000
Stephanie M. Shern	13,000
John Walker, Ph.D.	11,000
A specimen form of the award agreement used to evidence grants under the 2006 Plan of time-based NSOs (i.e., NSOs which become exercisable on dates to be specified in the award agreement) to non-employee directors of the Company is filed with this Current Report on Form 8-K as Exhibit 10.3 and incorporated by reference.
(3) The Scotts Company LLC Executive/Management Incentive Plan
At the Company’s 2006 Annual Meeting, The Scotts Company LLC Executive/Management Incentive Plan (the “Executive Incentive Plan”) was approved by the Company’s shareholders. The Executive Incentive Plan is a performance-based compensation plan as defined in Section 162(m) of the Internal Revenue Code. The Executive Incentive Plan provides annual cash awards to the executive officers and management of the Company based upon the Company’s achievement of established financial targets. The following description of the Executive Incentive Plan, is qualified in its entirety by reference to the actual terms of the Executive Incentive Plan, which is filed with this Current Report on Form 8-K as Exhibit 10.4. For additional information about the Executive Incentive Plan, please refer to “PROPOSAL NUMBER 4 - APPROVAL OF THE SCOTTS COMPANY LLC EXECUTIVE/MANAGEMENT INCENTIVE PLAN” on pages 55 through 57 of the 2006 Annual Meeting Proxy Statement, which is incorporated herein by reference.
All managers and more senior level employees (including executive officers of the Company) of The Scotts Company LLC and all “affiliates” and “subsidiaries” as defined in Internal Revenue Code Section 414(b) and (c) are eligible to participate upon recommendation by management and in the case of covered employees (as defined in Internal Revenue Code Section 162(m)) approval by the Compensation and Organization Committee. Participants must be actively employed in an eligible job/position for at least 13 consecutive weeks during the plan year (fiscal year). Participants must be employed on the last day of the fiscal year to be eligible for a payment under the Executive Incentive Plan. Participants whose employment terminates during the plan year (other than in cases of retirement) will not be eligible for any payment under the Executive Incentive Plan for that plan year.
The Executive Incentive Plan provides cash awards designed to recognize and reward performance against established financial targets. All award payouts are dependent upon the satisfaction of a consolidated net income threshold, also referred to as the “funding trigger”, below which no incentives will be paid to any participant. The Plan design includes up to five standard performance measures from the list of available performance measures, below; an earnings “multiplier” that will reinforce the importance of earnings by modifying the performance results against all of the other goals; and the ability to tailor incentive measure weights to each particular group or unit reflecting the relative contribution that group or unit can make to those results.
Performance Measurements (measured over an established period) may include Net earnings or net income (before or after taxes); Earnings per share (basic or diluted); Net sales or revenue growth; Net operating profit; Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue); Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment) Earnings before or after taxes, interest, depreciation, and/or amortization; Gross or operating margins; Productivity ratios; Share price (including, but not limited to, growth measures and total shareholder return); Expense targets; Margins; Operating efficiency; Market share; Customer satisfaction/service; Product Fill Rate percent (% of orders filled on first delivery) or All-In Fill Rate percent (% calculated dollar fill based on potential) times Inventory Turns; Working capital targets; Economic value added or EVA(R) (net operating profit after tax minus the sum of capital multiplied by the cost of capital); Developing new products and lines of revenue; Reducing operating expenses; Developing new markets; Meeting completion schedules; Developing and managing relationships with regulatory and other governmental agencies; Managing cash; Managing claims against the Company, including litigation; and Identifying and completing strategic acquisitions. Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate. Performance above and below target performance goals is calculated incrementally so participants receive prorated payouts calculated on a straight-line basis.
The maximum amount of compensation that could be paid to any Participant in any plan year from the Executive Incentive Plan is $2.5 million. All payments under the Executive Incentive Plan will be made by the 15th day of the third month following the close of the applicable plan year. Unless the Incentive Review Committee specifies otherwise, participants must execute an employee confidentiality, noncompetition, nonsolicitation agreement, which if breached will result in forfeiture of any future payment under the Executive Incentive Plan and are obliged to return to the Company any monies paid to the participant under this Executive Incentive Plan within the three years prior to breach.
The Compensation and Organization Committee of the Company’s Board, the Head of Global Total Rewards and the Incentive Review Committee administer the Executive Incentive Plan. The Compensation and Organization Committee reviews the overall operation of the Executive Incentive Plan and is responsible for approving changes in the design of the Executive Incentive Plan, the payout percentage, additions or deletions of eligible associates, and payouts to all participants after written certification that performance measures have been met. The Head of Global Total Rewards is responsible for recommending to the Compensation and Organization Committee changes in the Executive Incentive Plan, as appropriate, payout targets, and additions or deletions to the list of associates eligible to participate in the Executive Incentive Plan. The Incentive Review Committee, which is comprised of the Chief Executive Officer, President, the Head of Human Resources and the Chief Financial Officer of the Company, is responsible for approving the percentages by which financial measure vary from approved budgets and business unit financial performance results, adjudicating changes and adjustments, and recommending payouts under the Executive Incentive Plan to the Compensation and Organization Committee.
The Scotts Company LLC has reserved the right to suspend the Executive Incentive Plan, to withdraw the Executive Incentive Plan, and to make substantial alterations to the Executive Incentive Plan concept, subject to approval by the Compensation and Organization Committee. Prior to any such suspension, withdrawal or alteration, the Compensation and Organization Committee will consider the impact of such suspension, withdrawal or alteration, as the case may be, under the requirements of Section 162(m).

Item 9.01. Financial Statements and Exhibits.
(a)	Financial statements of businesses acquired:

Not applicable.

(b)	Pro forma financial information:

Not applicable.

(c)	Shell company transactions:

Not applicable.

(d)	Exhibits:

Exhibit No.	Description
10.1	The Scotts Miracle-Gro Company Discounted Stock Purchase Plan (As Amended and Restated as of January 26, 2006; Reflects 2-for-1 Stock Split Distributed on November 9, 2005)

10.2	The Scotts Miracle-Gro Company 2006 Long-Term Incentive Plan

10.3	Specimen form of Award Agreement used to evidence Time-Based Nonqualified Stock Options for Non-Employee Directors under The Scotts Miracle-Gro Company 2006 Long-Term Incentive Plan

10.4	The Scotts Company LLC Executive/Management Incentive Plan

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SCOTTS MIRACLE-GRO COMPANY
Dated: February 2, 2006	By:	/s/ David M. Aronowitz
Printed Name: David M. Aronowitz
Title: Executive Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated February 2, 2006
The Scotts Miracle-Gro Company

Exhibit No.	Description
10.1	The Scotts Miracle-Gro Company Discounted Stock Purchase Plan (As Amended and Restated as of January 26, 2006; Reflects 2-for-1 Stock Split Distributed on November 9, 2005)

10.2	The Scotts Miracle-Gro Company 2006 Long-Term Incentive Plan

10.3	Specimen form of Award Agreement used to evidence Time-Based Nonqualified Stock Options for Non-Employee Directors under The Scotts Miracle-Gro Company 2006 Long-Term Incentive Plan

10.4	The Scotts Company LLC Executive/Management Incentive Plan